Exhibit 5.1

To Prosensa Holding B.V. (the “Issuer”)

J.H. Oortweg 21

2333CH Leiden

Date 27 June 2013	J.W. Hoevers Advocaat
Our ref. M17264555/3/20504020

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation as provided to me by the Chamber of Commerce, the Deed of Conversion containing the Issuer’s articles of association as in force at the time of the issue of the Registration Shares;

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

3.3	A copy of:

(a)	the IPO Resolution;

(b)	the Shareholders Resolution;

(c)	the Board Certificate;

(d)	the Underwriting Agreement;

(e)	the Supervisory Board Resolution; and

(f)	each Pricing Resolution.

3.4	The form of:

(a)	the Deed of Conversion; and

(b)	each Deed of Issue.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

4.2	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.3	The Deed of Conversion will have been executed in the form referred to in this opinion.

4.4	The Registration Shares will have been validly accepted by the subscriber for them.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued pursuant to a validly signed Deed of Issue and upon payment in accordance with that Deed of Issue, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ J.W. Hoevers

J.W. Hoevers

Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the draft deed of conversion and amendment of the articles of association dated 30 May 2013 providing for the conversion of the Issuer into a limited liability company and amendment of its articles of association.

“Deed of Issue” means each of:

(a)	a draft of the deed of issue providing for the issue of the Registration Shares; and

(b)	a draft of a deed of issue providing for the issue of Registration Shares in addition to the Registration Shares issued pursuant to the deed of issue referred to in paragraph (a) above.

“Dutch law” means the law directly applicable in the Netherlands.

“IPO Resolution” means the resolutions of the Issuer’s supervisory board set out in the minutes of its meeting held on 29 May 2013, including a resolution to appoint a pricing committee (the “Pricing Committee”) and delegate to the Pricing Committee the authority to (i) determine the number of and issue price for the Registration Shares, subject to certain conditions, and (ii) approve the terms (including discounts and commissions) of an underwriting agreement.

“Issue Authorisation Maximum” is defined in the definition of “Shareholders Resolution”.

“Issuer” means Prosensa Holding B.V., with corporate seat in Leiden.

“Pricing Resolution” means each of:

(a)	the resolutions of the Issuer’s managing board set out in the minutes of its meeting held on 27 June 2013, including resolutions to:

(i)	propose the number of and issue price for the Registration Shares;

(ii)	propose to grant an option for a number of Registration Shares to be issued in addition to the number of Registration Shares referred to in (i);

(iii)	propose to issue the Registration Shares; and

(iv)	propose to exclude all pre-emption rights (voorkeursrechten) in respect of the issue of Registration Shares and the grant of the option to acquire Registration Shares.

(b)	a written resolution of the Pricing Committee dated 27 June 2013 to approve the resolutions of the managing board referred to in (a).

(c)	the resolutions of the Issuer’s managing board set out in the minutes of its meeting held on 27 June 2013, including resolutions to adopt the resolutions referred to in (a).

“Underwriting Agreement” means the draft underwriting agreement dated 27 June 2013 between the Issuer and the underwriters named in it.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means a maximum of 10,000,000 ordinary shares, nominal value EUR 0.01 each, in the Issuer’s share capital, to be issued by the Issuer pursuant to the IPO Resolution, the Shareholders Resolution and the Pricing Resolutions.

“Registration Statement” means the registration statement on form F-1 in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders register.

“Shareholders Resolution” means the resolutions of the Issuer’s general meeting of shareholders set out in the extract from the minutes of its meeting held on 14 June 2013, including a resolution to designate the Issuer’s managing board (raad van bestuur) as the corporate body authorised to resolve, subject to the approval of the Issuer’s supervisory board (raad van commissarissen), to issue shares in the Issuer’s capital up to a maximum of 10,000,000 (the “Issue Authorisation Maximum”) and to exclude all pre-

emption rights (voorkeursrechten) in respect thereof.

“Supervisory Board Resolution” means a written resolution of the Issuer’s supervisory board dated 14 June 2013 to replace a member of the Pricing Committee.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 27 June 2013.

Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE MANAGING BOARD OF PROSENSA HOLDING B.V.

DATED 27 June 2013

THE UNDERSIGNED:

1.	J.G.C.P. Schikan;

2.	B.A.E. Modig;

3.	L.M.A. Dochez; and

4.	G.V. Campion;

acting in their capacity as managing directors of Prosensa Holding B.V., a private limited liability company with corporate seat in Leiden and having its address at J.H. Oortweg 21, 2333 CH, Leiden, the Netherlands (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

(a)	As at the date of this Board Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders Register;

is correct, complete and up to date.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

2.3	Issue documentation

(a)	As at the date of this Board Certificate, the Shareholders Resolution, the IPO Resolution, the Supervisory Board Resolution and each Pricing Resolution remain in full force and effect without modification.

(b)	Each undersigned believes that the Shareholders Resolution, the IPO Resolution, the Supervisory Board Resolution and each Pricing Resolution are reasonable and fair (including in relation to all the Issuer’s shareholders).

(c)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in paragraph (a) above will or may cease to be in full force and effect without modification at any time.

2.4	Issue

The maximum number of Registration Shares to be issued will not exceed the maximum number of shares that can be issued pursuant to the Shareholders Resolution;

2.5	General

No undersigned is aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

- Signature page follows –

/s/ J.G.C.P. Schikan
Name:	J.G.C.P. Schikan

/s/ B.A.E. Modig
Name:	B.A.E. Modig

/s/ L.M.A. Dochez
Name:	L.M.A. Dochez

/s/ G.V. Campion
Name:	G.V. Campion

– Signature page to Board Certificate dated 27 June 2013 –